Exhibit 10.2

Execution version

INCREMENTAL AMENDMENT NO. 1

This Incremental Amendment No. 1, dated as of March 1, 2019 (this “Amendment”), to that certain First Lien Credit and Guarantee Agreement, dated as of February 12, 2018 (as amended, restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Credit Agreement”; the Credit Agreement, after giving effect to the effectiveness of this Amendment, the “Amended Credit Agreement”), by and among Janus Intermediate, LLC, a Delaware limited liability company (“Holdings”), Janus International Group, LLC, a Delaware limited liability company (the “Borrower”), the Subsidiary Guarantors party thereto, UBS AG, Stamford Branch, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), and the other financial institutions from time to time party thereto, is entered into by and among Holdings, the Borrower, the Subsidiary Guarantors party hereto, the Administrative Agent and each Additional Incremental Lender providing the Term B-2 Loan Commitments (as defined herein). UBS SECURITIES LLC and ING CAPITAL LLC have been appointed by the Borrower as joint lead arrangers and joint bookrunners in respect of the 2019 Incremental Term Facility (as defined below) and such parties have accepted such appointment and are entitled to the benefits of Section 11.02 of the Credit Agreement (as if they were Joint Lead Arrangers thereunder). Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.

RECITALS:

WHEREAS, pursuant to Section 2.15 and of the Credit Agreement, the Borrower has requested that certain Additional Incremental Lenders make Incremental Term Loans in an aggregate amount of $75,000,000 (the “2019 Incremental Term Facility”) in order to (a) fund, in part, the Borrower’s acquisition of all of the outstanding share capital of Betco, Inc., a Delaware corporation on or substantially concurrently with the First Amendment Effective Date (the “Betco Acquisition”), (b) to repay any outstanding ABL Facility Loans that were drawn to finance, in part, the Borrower’s acquisition of Noke, Inc., a Delaware corporation, and Active Supply & Design (CDM) Ltd., a private company organized under the laws of England and Wales (collectively with the Betco Acquisition, the “Acquisitions”) and other general corporate purposes of the Borrower and its Restricted Subsidiaries and (c) to pay for certain fees, expenses and original issue discount payable in connection with this Agreement and the Acquisitions (collectively, the “Incremental Transactions”).

WHEREAS, pursuant to Sections 2.15 and 12.12 of the Credit Agreement, the Administrative Agent, the Borrower and any Additional Incremental Lender may effect such amendments to any Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent, to effect the provisions of Section 2.15 of the Credit Agreement, including to add an Incremental Term Facility and the Administrative Agent hereby deems, in its reasonable opinion, that the amendments effectuated hereby to be necessary and appropriate in order to implement the 2019 Incremental Term Facility;

WHEREAS, this Amendment shall constitute notice from the Borrower to the Administrative Agent of its request to add a new credit facility in the form of an Incremental Term Facility and that the 2019 Incremental Term Facility is an “Incremental Term Facility” as contemplated by Section 2.15 of the Credit Agreement.

WHEREAS, in connection with the foregoing, it is intended that (a) the Borrower will obtain such 2019 Incremental Term Facility and (b) the proceeds of the Borrowings from the 2019 Incremental Term Facility will be used to finance, in part, the Incremental Transactions;

WHEREAS, subject to the terms and conditions of the Credit Agreement and pursuant to Section 2.15 thereof, and except as expressly otherwise set forth herein, immediately after giving effect to this Agreement, the Term B-2 Loans (as defined below) shall be “Term Loans” for all purposes of and under the Credit Agreement and, except as otherwise expressly provided for in this Amendment, shall have the same terms and provisions as the Initial Term Loans; provided that they shall constitute a separate “Tranche” of Term Loans than the Initial Term Loans;

WHEREAS, the Additional Incremental Lenders party hereto are willing to provide the Term B-2 Term Loans to the Borrower on the First Amendment Effective Date on the terms and subject to the conditions set forth herein and in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINED TERMS; INTERPRETATION; ETC. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Agreement is an “Incremental Amendment” and a “Loan Document”, each as defined in the Credit Agreement.

SECTION 2. 2019 INCREMENTAL TERM FACILITY.

2.1 Subject to and upon the terms and conditions set forth herein, the parties hereto providing the 2019 Incremental Term Facility as indicated on Annex I hereto (each, a “2019 Incremental Lender”) hereby severally agree to make a term loan or term loans (each, a “Term B-2 Loan” and collectively, the “Term B-2 Loans”) to the Borrower, which Term B-2 Loans (A) shall be incurred pursuant to a single drawing on the First Amendment Effective Date, (B) shall be denominated in Dollars, (C) except as hereinafter provided or as otherwise provided in the Credit Agreement, shall, at the option of the Borrower, be maintained as, and/or converted into, Base Rate Loans or LIBOR Loans, and (D) shall be made by each such 2019 Incremental Lender in that aggregate principal amount which does not exceed the commitment of such 2019 Incremental Lender set forth opposite its name on Annex I attached hereto (such commitment for each such 2019 Incremental Lender, the “Term B-2 Loan Commitment” and collectively, the “Term B-2 Loan Commitments”). The Term B-2 Loan Commitments shall terminate upon the funding of the Term B-2 Loans in accordance with the terms hereof.

2.2 The Term B-2 Loans are “Incremental Term Loans” as contemplated by Section 2.15 of the Credit Agreement and shall be deemed to be “Term Loans” for all purposes of the Credit Agreement and the other Loan Documents and constitute a separate Class and Tranche than the Initial Term Loans; provided however that the Term B-2 Loans shall have terms and provisions identical to those applicable to the Initial Term Loans made pursuant to Section 2.01(a) of the Credit Agreement except as otherwise expressly provided in this Amendment.

2.3 Each 2019 Incremental Lender hereby: (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and make Term B-2 Loan has been made available to such 2019 Incremental Lender by the Administrative Agent; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the First Amendment Effective Date such 2019 Incremental Lender shall be a “Lender” and an “Additional Incremental Lender”, under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

2.4 The Term B-2 Loans shall rank pari passu in right of payment and in respect of the Collateral with the Obligations in respect of the Initial Term Loans and shall be treated on a pro rata basis with the Initial Term Loans for purposes of all prepayments of Term Loans.

2.5 The Borrower is incurring the 2019 Incremental Term Facility in reliance on clause (b)(i)(x) of the definition of “Maximum Incremental Term Facilities Amount”.

2.6 The 2019 Incremental Term Facility may from time to time be LIBOR Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.09 of the Credit Agreement. The rate of interest in respect of the Term B-2 Loans shall be determined by reference to the definition of “Applicable Margin” in the Amended Credit Agreement.

2.7 As consideration for the 2019 Incremental Lender providing the Term B-2 Loans, the Borrower shall pay to the Administrative Agent, for the account of each of the 2019 Incremental Lender on a pro rata basis in accordance with their final allocated Term B-2 Loan Commitments, upfront fees in an amount equal to the amounts as separately agreed to by the Borrower and communicated to the 2019 Incremental Lender by UBS Securities LLC (the Upfront Fees”), which Upfront Fees shall be due and payable on, and subject to the occurrence of, the First Amendment Effective Date; provided that such Upfront Fees may, at the election of the 2019 Incremental Lender in consultation with the Borrower, be structured as OID.

2.8 All proceeds of the Term B-2 Loans shall be applied to (a) fund, in part, the Betco Acquisition, (b) to repay any outstanding ABL Facility Loans that were drawn to finance, in part, the Acquisitions and other general corporate purposes of the Borrower and its Restricted Subsidiaries and (c) to pay for certain fees, expenses and original issue discount payable in connection with the Incremental Transactions.

2.9 Effective as of the First Amendment Effective Date, except as set forth in this Amendment, (a) the Term B-2 Loans shall be Term Loans (under and as defined in the Credit Agreement after giving effect to this Amendment) and (b) this Amendment shall be an Incremental Amendment (under and as defined in the Credit Agreement).

2.10 Pursuant to Sections 2.15(b) and (c) of the Credit Agreement, an Incremental Amendment may, without the consent of any other Lenders, effect such amendments to the Credit Agreement (i) that provide for an Incremental Term Facility having terms and documentation that are not consistent with the then existing Term Loans, so long as such terms and documentation are reasonably satisfactory to the Administrative Agent and (ii) that are necessary or appropriate to effect the provisions of Section 2.15 of the Credit Agreement to add an Incremental Term Facility in the reasonable opinion of the Administrative Agent. In addition, pursuant to Section 12.12(e) of the Credit Agreement, the Borrower, the Administrative Agent and each 2019 Incremental Lender may, in accordance with the provisions of Section 2.15 of the Credit Agreement, enter into an Incremental Amendment without the consent of the Required Lenders. The Administrative Agent hereby agrees that (i) in the reasonable opinion of the Administrative Agent, the amendments to the Credit Agreement contained herein are necessary or appropriate to effect the provisions of Section 2.15 of the Credit Agreement and (ii) any terms of the 2019 Incremental Term Facility that are not consistent with the existing Term Loans are hereby deemed reasonably satisfactory to the Administrative Agent. In addition the Administrative Agent and the Borrower have jointly identified an inconsistency and obvious error in Section 10.01(m) of the Credit Agreement and pursuant to their authority set forth in Section 12.12(f) of the Credit Agreement, agree to correct such error and inconsistency pursuant to Section 3.7 below.

SECTION 3. CREDIT AGREEMENT TERM B-2 LOAN AMENDMENTS. Pursuant to their authority described in Section 2.10 above, the Administrative Agent, the 2019 Incremental Lender and the Borrower agree to effect the following amendments to the Credit Agreement, effective as of the First Amendment Date:

3.1 The definitions of “Term B-2 Loans”, “Term B-2 Loans Maturity Date”, “Term B-2 Term Loan Commitment”, “First Amendment” and “First Amendment Effective Date” as follows below shall hereby be inserted into Section 1.01 of the Credit Agreement in the correct alphabetical order:

“Term B-2 Loans” shall mean the “Incremental Term Loans” made to the Borrower on the First Amendment Effective Date pursuant to the First Amendment.

“Term B-2 Loan Maturity Date” shall mean February 12, 2025.

“Term B-2 Loan Commitment” shall mean, for each 2019 Incremental Lender (as defined in the First Amendment), the amount set forth opposite such Lender’s name in Annex I of the First Amendment directly below the column entitled “Term B-2 Loan Commitment” as terminated in accordance with the terms thereof. The aggregate amount of the Term B-2 Commitments as of the First Amendment Effective Date is $75,000,000.

“First Amendment” shall mean the Incremental Amendment No. 1, dated as of March 1, 2019, among the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“First Amendment Effective Date” has the meaning specified in the First Amendment.

3.2 The definitions of “Applicable Margin”, “Applicable Prepayment Percentage”, “Repricing Transaction”, “Term Loans”, “Term Loan Commitments” and “Tranche” in Section 1.01 of the Credit Agreement shall be amended and restated in their entirety as follows:

“Applicable Margin” shall mean, at any date, (A) with respect to each Initial Term Loan that is a Base Rate Loan, 2.00% per annum and with respect to each Initial Term Loan that is a LIBOR Loan, 3.00% per annum and (B) with respect to each Term B-2 Loan that is a Base Rate Loan, 3.50% per annum and with respect to each Term B-2 Loan that is a LIBOR Loan, 4.50% per annum.

“Applicable Prepayment Percentage ” shall mean with respect to a Repricing Transaction occurring on or prior to the date that is twelve months after the First Amendment Effective Date, 1.00%, and thereafter, 0%.

“Repricing Transaction” shall mean, other than in the context of a transaction involving a Change of Control, sale of all or substantially all of the assets of Holdings and its Restricted Subsidiaries, a Qualified Public Offering or a Transformative Acquisition, the prepayment, refinancing, substitution or replacement of all or a portion of the Term B-2 Loans with the incurrence by Holdings, the Borrower or any Subsidiary (or which occurs substantially concurrently with the receipt by Holdings and its Subsidiaries) of any term loans having an effective interest rate or weighted average yield at the time of incurrence thereof (with the comparative determinations to be made by the Administrative Agent in good faith in consultation with the Borrower in a manner consistent with the definition of “Yield”) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) of such Term B-2 Loans at the time of incurrence thereof, including, without limitation, as may be effected through any amendment to this Agreement the primary purpose of which is to, directly or indirectly, reduce the interest rate for, or weighted average yield of, such Term B-2 Loans.

“Term Loans” shall mean, collectively, the Initial Term Loans and, unless the context otherwise requires, the Term B-2 Loans, any other Incremental Term Loans and any Other Term Loans.

“Term Loan Commitment” shall mean, for each applicable Lender, (i) the Initial Term Loan Commitment, (ii) the Term B-2 Commitment, (iii) the commitments in respect of Incremental Term Loans, if any, issued after the First Amendment Effective Date pursuant to Section 2.15 or (iv) the Other Term Commitments, if any, issued after the Closing Date pursuant to Section 2.17, as each may be modified pursuant to Section 2.16 or terminated or reduced in accordance with the terms hereof.

“Tranche” shall mean the respective facility and commitments utilized in making Term Loans hereunder, with there being one Tranche on the Closing Date, i.e., Initial Term Loans and two Tranches on the First Amendment Effective Date, i.e., the Initial Term Loans and the Term B-2 Loans. Additional Tranches may be added after the Closing Date pursuant to Section 2.15, 2.16 or 2.17.

3.3 The defined term “Lender” is hereby amended to add the following sentence after the last sentence thereof:

“For the avoidance of doubt, each Lender making a Term B-2 Loan pursuant to the First Amendment shall constitute a “Lender” hereunder and, after the First Amendment Effective Date, the Administrative Agent shall update and/or modify the Register to give effect to the First Amendment Effective Date and the transactions contemplated by the First Amendment.”

3.4 The following sentence shall be added to the end of Section 2.04(a) of the Credit Agreement:

“The principal amount of the Term B-2 Loans of each Lender shall be repaid (i) on each Quarterly Payment Date, commencing with the last Business Day of the first full fiscal quarter of the Borrower and its Subsidiaries following the First Amendment Effective Date, in an amount equal to 0.25% of the original principal amount of the Term B-2 Loans made on the First Amendment Effective Date (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with this Section 2.04, Section 4.01, Section 4.02 or purchases in accordance with Section 12.04(a)(iv) or increased as a result of any increase in the amount of such Term B-2 Loans pursuant to Section 2.15) and (ii) on the Term B-2 Loan Maturity Date, the remaining outstanding principal.”

3.5 The references to “Initial Term Loan” in Sections 2.09(a) and (b) of the Credit Agreement shall be replaced with “Term Loan”.

3.6 Section 4.01(c) of the Credit Agreement shall be amended and restated in its entirety as follows:

If the Borrower (x) prepays, refinances, substitutes or replaces any Term B-2 Loans in connection with a Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, then the Borrower shall pay to the Administrative Agent, for the ratable account of each of the Lenders holding Term B-2 Loans immediately prior to the consummation of such Repricing Transaction (including each Lender holding Term B-2 Loans immediately prior to the consummation of such Repricing Transaction that withholds its consent to such Repricing Transaction and is replaced as a Replaced Lender under Section 2.14), (I) in the case of clause (x), a prepayment premium equal to the Applicable Prepayment Percentage of the aggregate principal amount of the Term B-2 Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to the Applicable Prepayment Percentage of the aggregate principal amount of the applicable Term B-2 Loans immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction (as applicable, the “Prepayment Fees”); provided that, for the avoidance of doubt, the Borrower shall not be subject to the requirements of this Section 4.01(c) with respect to any Repricing Transaction occurring after the date that is twelve months after the First Amendment Effective Date.

3.7 Section 10.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

“(m) [reserved].”

SECTION 4. CONDITIONS PRECEDENT.

4.1 Conditions Precedent to Effectiveness. This Agreement and the obligations of the 2019 Incremental Lenders to provide the Term B-2 Loans are subject to the satisfaction or waiver in accordance with Section 12.12 of the Credit Agreement, prior or concurrently with the making of such Term B-2 Loans, of the following conditions precedent (upon satisfaction or waiver of such conditions, such date being referred to herein as the “First Amendment Effective Date”):

(i) The Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Administrative Agent (or any of its affiliates) and the Borrower to be due and payable on or prior to the First Amendment Effective Date in the amounts and at the times so specified, including the payment of the Upfront Fee and reimbursement or payment of all reasonable and documented or invoiced out-of-pocket expenses (which, in the case of legal fees, shall be limited to the reasonable and documented or invoiced fees, disbursements and other charges of one primary outside counsel and of any relevant local counsel to the Administrative Agent and Lenders, taken as a whole) required to be reimbursed or paid by any Loan Party under any letter agreement previously entered into among UBS Securities LLC and the Borrower, in each case, for which reasonably detailed invoices have been presented to Borrower at least two (2) Business Days prior to the First Amendment Effective Date.

(ii) The representations and warranties set forth in Section 5 of this Agreement and Article V of the Credit Agreement shall be true and correct in all material respects on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date, and except that such materiality qualifier shall not be applicable to any representation and warranty that is already qualified by materiality.

(iii) The Administrative Agent and the 2019 Incremental Lender shall have received, at least three Business Days (or such shorter period as otherwise agreed) prior to the First Amendment Effective Date, all documentation and other information about the Borrower and the Subsidiary Guarantors as has been reasonably requested in writing at least ten (10) days prior to the First Amendment Effective Date by the Administrative Agent and such 2019 Incremental Lenders that they reasonably determine is required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and if the Borrower qualifies as a “legal entity” customer under 31 C.F.R. § 1010.230, a beneficial ownership certification in relation to the Borrower.

(iv) The Administrative Agent shall have received, a legal opinion of (x) Kirkland & Ellis LLP, special counsel to the Loan Parties and (y) Stanley, Esrey & Buckley, LLP, special Georgia counsel to the Loan Parties, each of which opinions shall be addressed to the Administrative Agent, the Collateral Agent and the Lenders, dated as of the First Amendment Effective Date and shall be in form and substance reasonably satisfactory to the Administrative Agent.

(v) The Administrative Agent shall have received a counterpart signature page of this Agreement, executed and delivered by the Borrower, Holdings, each Subsidiary Guarantor, the Administrative Agent, the 2019 Incremental Lenders.

(vi) The Administrative Agent shall have received a certificate of each Loan Party, dated the First Amendment Effective Date signed by the secretary or any assistant secretary of such Loan Party and attested to by an Authorized Officer of such Loan Party, with the following insertions and attachments: (i) certified organizational authorizations, incumbency certifications, the certificate of incorporation or other similar Organizational Document of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and bylaws or other similar Organizational Document of each Loan Party certified as being in full force and effect on the First Amendment Effective Date and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization as of a recent date.

(vii) At the time of, and immediately after giving effect to, the Borrowing of Term B-2 Loans and the use of proceeds thereof, no Default or Event of Default shall have occurred and be continuing or resulted therefrom.

(viii) The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed on behalf of each of Borrower and Holdings, as applicable, certifying on behalf of the Borrower and Holdings that the conditions precedent set forth in paragraphs (ii) and (vii) of this Section 4 have been satisfied or waived on such date.

(ix) The Administrative Agent shall have received a solvency certificate from the chief financial officer (or a similar Authorized Officer) of the Borrower and Holdings in the form of Exhibit J to the Credit Agreement, which certifies that the Borrower and Holdings and its Restricted Subsidiaries, on a consolidated basis, are, and immediately after giving effect to the Incremental Transactions, will be, Solvent.

(x) The Administrative Agent shall have received a Notice of Borrowing with respect to the Term B-2 Loans in the form of Exhibit F to the Credit Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and the Lenders (including the 2019 Incremental Lender) to enter into this Agreement and to make the Term B-2 Loans, each of the Loan Parties hereby jointly and severally represents and warrants to the Administrative Agent and the Lenders (including the 2019 Incremental Lenders), as of the First Amendment Effective Date that, both before and after giving effect to this Agreement, the following statements are true and correct in all material respects:

5.1 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform its obligations under this Agreement. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement and to authorize the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of each Loan Party party hereto. This Agreement constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.2 No Legal Bar; Approvals. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (i) will not violate, or conflict with, any Requirement of Law or any Contractual Obligation of Holdings or any of its Restricted Subsidiaries except such violations or conflicts as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any Organizational Documents of Holdings or any of its Restricted Subsidiaries or any Contractual Obligation of Holdings of or any of its Restricted Subsidiaries (other than Liens permitted under the Credit Agreement), except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) will not violate, or conflict with, the Organizational Documents of Holdings or any of its respective Restricted Subsidiaries. Each of Holdings and each of its Restricted Subsidiaries is in compliance with all Requirements of Law, except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.3 Consents. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement, except (i) Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) those, the failure of which to obtain or make could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4 Use of Proceeds. The proceeds of the Term B-2 Loans shall be used solely to finance, in part, the Incremental Transactions;

5.5 Leverage Ratio. The First Lien Net Leverage Ratio, calculated on a Pro Forma Basis (after giving effect to the incurrence of the Term B-2 Loans on the First Amendment Effective Date) is no greater than 4.25:1.00.

SECTION 6. EFFECT ON THE CREDIT AGREEMENT

6.1 Except as provided hereunder, the execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under any Loan Document.

6.2 This Agreement shall be deemed to be a “Loan Document” as defined in the Credit Agreement.

SECTION 7. REAFFIRMATION OF GUARANTEES AND SECURITY INTERESTS. Each Loan Party has (i) (other than the Borrower) guaranteed the Obligations and (ii) created Liens in favor of Lenders on certain Collateral to secure its obligations within the Credit Agreement, under the Security Documents to which it is a party. Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Agreement and consents to this Agreement to be entered into on the date hereof. Each Loan Party hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document) and (ii) grants to the Administrative Agent for the benefit of the Lenders a continuing lien on and security interest in and to such Loan Party’s right, title and interest in, to and under all Collateral as collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration or otherwise).

Each Loan Party acknowledges and agrees that (i) any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement, (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the 2019 Incremental Lenders and (iii) from and after the date hereof, all Term B-2 Loans and all obligations in respect thereof shall be deemed to be “Obligations” under the Credit Agreement.

SECTION 8. MISCELLANEOUS.

8.1 Notice. For purposes of the Credit Agreement, the initial notice address of each 2019 Incremental Lender shall be as set forth below its signature hereto.

8.2 Non-U.S. Lenders. Each 2019 Incremental Lender that is not a U.S. person (as defined in Section 7701(a)(30) of the Code), if any, shall have delivered to the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such 2019 Incremental Lender may be required to deliver to Administrative Agent pursuant to Section 4.04(b) of the Credit Agreement.

8.3 Recordation of the Term B-2 Loans. Upon execution and delivery hereof, and the funding of the Term B-2 Loans, the Administrative Agent will record in the Register the Term B-2 Loans made by the 2019 Incremental Lenders.

8.4 Amendment, Modification and Waiver. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.

8.5 Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

8.6 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

8.7 Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PERSON, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PERSON. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS, THE BORROWER OR ANY OTHER LOAN PARTY IN ANY OTHER JURISDICTION.

8.8 Waiver of Objection to Venue and Forum Non Conveniens. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN SECTION 8.7 ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8.10 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. Delivery of an executed counterpart by facsimile or electronic transmission (including “.pdf”, “tif” or similar format) shall be as effective as delivery of an original executed counterpart.

8.12 Headings. The headings for the several sections and subsections in this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

BORROWER:

JANUS INTERMEDIATE, LLC,
a Delaware limited liability company

	By:	/s/ David Curtis
Name; David Curtis
Title: Chief Executive Officer

HOLDINGS:

JANUS INTERNATIONAL GROUP, LLC,
a Delaware limited liability company

	By;	/s/ David Curtis
Name: David Curtis
Title: Chief Executive Officer
SUBSIDIARY GUARANTORS:

ASTA INDUSTRIES, INC.,
a Georgia corporation
ATLANTA DOOR CORPORATION,
a Georgia corporation
.JANUS COBB HOLDINGS, LLC,
a Delaware limited liability company
JANUS DOOR, LLC,
a Georgia limited liability company
JANUS HOLDINGS, LLC,
a Georgia limited liability company
STEEL DOOR DEPOT.COM, LLC,
a Georgia limited liability company
U.S. DOOR & BUILDING COMPONENTS, LLC,
a Georgia limited liability company

	By:	/s/ David Curtis
Name: David Curtis
Title: Chief Executive Officer

[Signature Page to Incremental Amendment No. 1]

NOKE, INC.,
a Delaware corporation

By:	/s/ David Curtis
Name: David Curtis
Title: President

[Signature Page to Incremental Amendment No. 1]

UBS AG, STAMFORD BRANCH, as Administrative Agent and Collateral Agent

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director Banking Products Services, US

[Signature Page to Incremental Amendment No.1]

UBS AG, STAMFORD BRANCH, as 2019 Incremental Lender

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director Banking Products Services, US

[Signature Page to Incremental Amendment No. 1]

ACKNOWLEDGED BY:

ING CAPITAL LLC, as a joint lead arranger and joint bookrunner

By:	/s/ Steven G. Fleenor
Name: Steven G. Fleenor
Title: Managing Director

By:	/s/ Ian B. Wong
Name: Ian B. Wong
Title: Director

[Signature Page to Incremental Amendment No.1]